EXHIBIT 4.2

FIRST AMENDMENT TO INDENTURE

                        This FIRST AMENDMENT TO INDENTURE, dated as of April 15, 2013 (the “Amendment”) to the Indenture, dated as of August 1, 2012 (the “Indenture”), is entered into by and between DRYROCK ISSUANCE TRUST, as Issuer (the “Issuer”) and U.S. BANK NATIONAL ASSOCIATION, as the Indenture Trustee (the “Indenture Trustee”).

WHEREAS, effective April 15, 2013, the Issuer Accounts shall be established and maintained at Barclays Bank PLC, New York Branch;

WHEREAS, pursuant to Section 10.01 of the Indenture, the parties hereto desire to amend the Indenture as provided herein;

NOW, THEREFORE, in consideration of the premises and agreements contained herein and notwithstanding anything to the contrary set forth in the Indenture, the undersigned parties hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01.      Amendments to the Indenture.  The Indenture is hereby amended by this Amendment as follows:

(a)                by deleting all references therein to U.S. Bank National Association as “Securities Intermediary”.

(b)               by deleting clause (f) of the definition of “Deliver or Delivery” in Section 1.01 in its entirety and replacing it with the following:

“(f)      with respect to such of the Collateral as constitutes a security entitlement, causing the financial asset relating to such security entitlement to be credited to a securities account maintained with a securities intermediary, which securities intermediary shall have agreed in writing with the Issuer and the Indenture Trustee that (i) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (ii) all property credited to any such securities account shall be treated as a financial asset, (iii) such securities intermediary will not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (iv) such securities intermediary waives or subordinates any lien, security interest, encumbrance, or right of set-off in favor of such securities intermediary, other than those for ordinary fees and expenses, (v) the securities intermediary shall not change the name or account number of any such securities account without the written consent of the Indenture Trustee, (vi) such agreement shall be governed by the laws of the State of New York, and (vii) the State of New York shall be the “securities intermediary’s jurisdiction” of such securities intermediary for purposes of the New York UCC;”

(c)                by deleting clause (g) of the definition of “Deliver or Delivery” in Section 1.01 in its entirety and replacing it with the following:

“(g)    with respect to such of the Collateral as constitutes a deposit account, causing the bank with which such deposit account is maintained to agree in writing with the Indenture Trustee and the Issuer that (i) such bank will comply with instructions originated by the Indenture Trustee directing disposition of the funds in such deposit account without further consent of any other person or entity, (ii) such bank will not agree with any person or entity other than the Indenture Trustee to comply with instructions originated by any person or entity other than the Indenture Trustee, (iii) such deposit account and the property credited thereto will not be subject to any lien, security interest, encumbrance, or right of set-off in favor of such bank, other than those for ordinary fees and expenses and for reimbursement of returned items, (iv) such agreement will be governed by the laws of the State of New York, and (v) the State of New York will be the bank’s jurisdiction of such bank for purposes of Article 9 of the New York UCC;”

(d)               by deleting the definition “Securities Intermediary” in Section 1.01 in its entirety.

(e)                by deleting Section 2.11 in its entirety and replacing it with “[RESERVED]”.

(f)                by deleting Subsections (a), (b) and (c) of Section 5.02, respectively, in their entirety and replacing each such Subsection with the following:

“(a)      On or before the Closing Date, the Issuer caused to be established and maintained an Eligible Deposit Account, the Dryrock Issuance Trust Collection Account (the “Collection Account”), bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Noteholders.  On or before April 15, 2013, the Issuer shall cause a successor Collection Account to be established with an Eligible Institution, and shall transfer any funds or other property from the initial Collection Account to such successor Collection Account.  All collections and distributions received pursuant to Section 2.1 of the Servicing Agreement shall be credited to the Collection Account.  The Collection Account shall be subject to the control of the Indenture Trustee for the benefit of the Indenture Trustee and the Noteholders.  If, at any time (i) the institution holding the Collection Account ceases to be an Eligible Institution, the Issuer shall notify the Indenture Trustee, and the Indenture Trustee upon being notified in writing of such ineligibility (or the Servicer or the Owner Trustee for the Issuer) shall within thirty (30) Business Days (or such longer period, not to exceed forty-five (45) Business Days, so long as the Note Rating Agency Condition is satisfied) establish a new Collection Account that is an Eligible Deposit Account and shall transfer any funds or other property from such Collection Account to such new Collection Account or (ii) the Issuer determines for any reason that the Collection Account should be held at a different Eligible Institution, then upon prior written notice to the Indenture Trustee, the Issuer shall establish or cause to be established a new Collection Account that is an Eligible Deposit Account and shall transfer any funds or other property from such Collection Account to such new Collection Account.  From the date each such new Collection Account is established, it shall be the “Collection Account.”  Prior to or at the time of the establishment of any Collection Account (whether the initial Collection Account or any successor Collection Account), the Issuer shall (I) deliver to the Indenture Trustee an Officer’s Certificate specifying the Eligible Institution at which the Collection Account is maintained and the account number of the Collection Account, and (II) Deliver the Collection Account to the Indenture Trustee.”

“(b)      On or before the Closing Date, the Issuer caused to be established and maintained an Eligible Deposit Account, the Dryrock Issuance Trust Excess Funding Account (the “Excess Funding Account”), bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the Noteholders.  On or before April 15, 2013, the Issuer shall cause a successor Excess Funding Account to be established with an Eligible Institution, and shall transfer any funds or other property from the initial Excess Funding Account to such successor Excess Funding Account.  Principal Collections that would otherwise be paid to the holders of the Transferor Interest, or that the applicable Indenture Supplement may specify are to be credited to the Excess Funding Account, shall be deposited to the Excess Funding Account on the second Business Day following the determination that the Transferor Amount is not greater than or equal to the Required Transferor Amount or the Pool Balance is not greater than or equal to the Required Pool Balance after giving effect to reinvestment in new Trust Assets on such date of determination.  The Excess Funding Account shall be subject to the control of the Indenture Trustee for the benefit of the Indenture Trustee and the Noteholders.  If, at any time (i) the institution holding the Excess Funding Account ceases to be an Eligible Institution, the Issuer shall notify the Indenture Trustee, and the Indenture Trustee upon being notified in writing of such ineligibility (or the Servicer or the Owner Trustee for the Issuer) shall within 30 Business Days (or such longer period, not to exceed 45 Business Days, so long as the Note Rating Agency Condition is satisfied) establish a new Excess Funding Account that is an Eligible Deposit Account and shall transfer any funds or other property to such new Excess Funding Account or (ii) the Issuer determines for any reason that the Excess Funding Account should be held at a different Eligible Institution, then upon prior written notice to the Indenture Trustee, the Issuer shall establish or cause to be established a new Excess Funding Account that is an Eligible Deposit Account and shall transfer any funds or other property from such Excess Funding Account to such new Excess Funding Account.  From the date each such new Excess Funding Account is established, it shall be the “Excess Funding Account.”  Prior to or at the time of the establishment of any Excess Funding Account (whether the initial Excess Funding Account or any successor Excess Funding Account), the Issuer shall (I) deliver to the Indenture Trustee an Officer’s Certificate specifying the Eligible Institution at which the Excess Funding Account is maintained and the account number of the Excess Funding Account, and (II) Deliver the Excess Funding Account to the Indenture Trustee.”

“(c)      From time to time in connection with the issuance of a Series or Class of Notes, the Issuer may establish or may cause the Indenture Trustee to establish one or more Eligible Deposit Accounts designated as “Supplemental Issuer Accounts,” bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Indenture Trustee and the applicable Noteholders.  Any Supplemental Issuer Account shall be subject to the control of the Indenture Trustee for the benefit of the Indenture Trustee and the applicable Noteholders.  If, at any time (i) the institution holding any Supplemental Issuer Account ceases to be an Eligible Institution, the Issuer shall notify the Indenture Trustee, and the Indenture Trustee upon being notified in writing of such ineligibility (or the Servicer or the Owner Trustee for the Issuer) shall within 30 Business Days (or such longer period, not to exceed 45 Business Days, so long as the Note Rating Agency Condition is satisfied) establish a new Supplemental Issuer Account, as applicable, that is an Eligible Deposit Account and shall transfer any funds or other property from such Supplemental Issuer Account to such new Supplemental Issuer Account or (ii) the Issuer determines for any reason that any Supplemental Issuer Account should be held at a different Eligible Institution, then upon prior written notice to the Indenture Trustee, the Issuer shall establish or cause to be established a new Supplemental Issuer Account, as applicable, that is an Eligible Deposit Account and shall transfer any funds or other property from such Supplemental Issuer Account to such new Supplemental Issuer Account.  From the date each such new Supplemental Issuer Account is established, it shall be a “Supplemental Issuer Account.”  Any Supplemental Issuer Account will receive deposits as set forth in the Servicing Agreement, in this Indenture and in the applicable Indenture Supplement.  Prior to or at the time of the establishment of any Supplemental Issuer Account (whether an initial Supplemental Issuer Account or any successor Supplemental Issuer Account), the Issuer shall (I) deliver to the Indenture Trustee an Officer’s Certificate specifying the Eligible Institution at which such Supplemental Issuer Account is maintained and the account number of such Supplemental Issuer Account, and (II) Deliver such Supplemental Issuer Account to the Indenture Trustee.”

(g)               by deleting Subsection (a) of Section 5.03 in its entirety and replacing it with the following:

“(a)      If specified in the applicable Indenture Supplement, funds credited to the Issuer Accounts may be invested in one or more Eligible Investments that will mature in each case no later than the Business Day preceding the date on which such funds in the Issuer Accounts are scheduled to be transferred or distributed by the Indenture Trustee pursuant to this Indenture (or as necessary to provide for timely payment of principal or interest on the applicable Payment Date).”

(h)               by deleting the preamble of Subsection (e) of Section 5.03 in its entirety and replacing it with the following:

“(e)     If specified in the applicable Indenture Supplement, funds credited to the Issuer Accounts will be invested and reinvested by the Indenture Trustee, to the fullest extent practicable, in investments described in clause (b) of “Eligible Investments,” upon the occurrence of any of the following events:”

(i)                 by deleting Exhibit D in its entirety and replacing it with the exhibit titled Exhibit A attached to this Amendment.

ARTICLE II

CONDITIONS PRECEDENT

Section 2.01.      Effectiveness.  The amendments provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a)                delivery of an Issuer Tax Opinion to the Owner Trustee and the Indenture Trustee;

(b)               delivery of an Opinion of Counsel to the Indenture Trustee, to the effect that the execution of this Amendment is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied;

(c)                delivery of an Officer’s Certificate, from the Issuer, to the Indenture Trustee and the Owner Trustee, to the effect that the Issuer reasonably believes that such amendments will not have an Adverse Effect and are not reasonably expected to have an Adverse Effect at any time in the future;

(d)               satisfaction of the Note Rating Agency Condition; and

(e)                counterparts of this Amendment, duly executed by the parties hereto.

ARTICLE III

MISCELLANEOUS

                        Section 3.01.   Waiver of Notice.  Notwithstanding anything to the contrary set forth in the Indenture, each of the undersigned parties hereby waive any notice or other timing requirements with respect to and gives its consent to the amendments provided for herein.

            Section 3.02.   Ratification of Indenture.  Except as specifically amended, modified or supplemented by this Amendment, the Indenture is hereby confirmed and ratified in all respects and shall remain in full force and effect.  This Amendment shall not constitute a novation of the Indenture, but shall constitute an amendment thereof.  Each of the parties to the Indenture agrees to be bound by the terms of the obligations of the Indenture, as amended by this Amendment, as though the terms and obligations of such Indenture were set forth herein.

                        Section 3.03.   Counterparts.  This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                        Section 3.04.   Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.05.   Defined Terms and Section References.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture.  All Section or Subsection references herein shall mean Sections or Subsections in the Indenture, except as otherwise provided herein.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

DRYROCK ISSUANCE TRUST, as Issuer

By:  Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:/s/ Christopher M. Cavall_____________

      Name:  Christopher M. Cavalli
      Title:     Banking Officer

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

By: /s/ Tammy Schultz-Fugh
      Name:  Tamara Schultz-Fugh
      Title:    Vice President

[Signature Page to First Amendment to Indenture]

EXHIBIT A

EXHIBIT D

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria indentified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria for Servicer	Non/Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	☒[1]
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	☒[1]
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.		☒
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	☒[1]
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	☒[2]
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	☒
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	☒[1]
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	☒[1]
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	☒[1]
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	☒[1]

Servicing Criteria		Applicable Servicing Criteria for Servicer	Non/Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	☒[1]
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the Servicer.	☒[1]
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	☒
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	☒
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	☒
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related pool asset documents.		☒
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		☒
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	☒[1]
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.		☒
1122(d)(4)(v)	The Servicer’s records regarding the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		☒
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents		☒
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.		☒

Servicing Criteria		Applicable Servicing Criteria for Servicer	Non/Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period an account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).		☒
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for accounts with variable rates are computed based on the related account documents.		☒
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.		☒
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		☒
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		☒
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.		☒
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		☒
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	☒[1]

1 Applicable servicing criteria for purposes of the U.S. Bank National Association servicing platform, but inapplicable for purposes of the Dryrock Issuance Trust.
2 Solely with regard to deposits made by the Indenture Trustee.